UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2013

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Pricing of $350 million of 1% Exchangeable Senior Debentures due 2043
On September 4, 2013, Liberty Interactive Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that its wholly owned subsidiary Liberty Interactive LLC (formerly known as Liberty Media LLC and prior thereto Liberty Media Corporation) (“Liberty LLC”) priced and agreed to sell to Initial Purchasers (as defined below) in a private offering $350 million aggregate principal amount of its 1% exchangeable senior debentures due 2043 (the “Debentures”), as well as an option to the Initial Purchasers to purchase additional Debentures with an aggregate principal amount up to $50 million.
Closing of Private Offering of $400 Million of 1% Exchangeable Senior Debentures due 2043
On September 9, 2013, the Company issued a press release, attached hereto as Exhibit 99.2, announcing that Liberty LLC closed its previously announced private offering of $400 million aggregate principal amount of its Debentures, including debentures with an aggregate principal amount of $50 million issued pursuant to the exercise of an option granted to the Initial Purchasers.
Description of the 1% Exchangeable Senior Debentures due 2043
The Company is furnishing the following description of the Debentures for informational purposes only. This description is not intended to be complete and is qualified in its entirety by reference to the Seventeenth Supplemental Indenture, which the Company intends to file with an amendment to its Schedule 13D relating to its interest in HSN, Inc. (“HSNi”) (NASDAQ: HSNI), and to the Base Indenture, the Ninth Supplemental Indenture and the Twelfth Supplemental Indenture (each as defined below). The Base Indenture and the Ninth Supplemental Indenture are filed as Exhibit 4.1 to Liberty LLC's Registration Statement on Form S-4 dated September 3, 1999 and Exhibit 4.1 to Liberty LLC's Current Report on Form 8-K dated June 17, 2002, respectively, and are incorporated herein by reference.
The Debentures
On September 9, 2013, Liberty LLC completed the offer and sale to BNP Paribas Securities Corp., Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Credit Agricole Securities (USA) Inc. (the “Initial Purchasers”) of $400 million aggregate original principal amount of the Debentures, including Debentures with an aggregate principal amount of $50 million issued pursuant to the exercise of an option granted to the Initial Purchasers, in a transaction exempt from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”). The Debentures were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
The Debentures were issued pursuant to an Indenture, dated as of July 7, 1999 (the “Base Indenture”), between Liberty LLC () and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to The Bank of New York Mellon, formerly known as The Bank of New York, the “Trustee”), as amended and supplemented by the Ninth Supplemental Indenture, dated as of June 13, 2002 (the “Ninth Supplemental Indenture”), the Twelfth Supplemental Indenture, dated as of September 11, 2003 (the “Twelfth Supplemental Indenture”) and the Seventeenth Supplemental Indenture, dated as of September 9, 2013 (the “Seventeenth Supplemental Indenture and together with the Base Indenture, the Ninth Supplemental Indenture and the Twelfth Supplemental Indenture, the “Indenture”).
Interest and Maturity
The Debentures mature on September 30, 2043. Interest on the Debentures will accrue from September 9, 2013 at an annual rate of 1% of the original principal amount of $1,000 per Debenture, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2013.
Exchangeability for Reference Shares
Each $1,000 original principal amount of Debentures is initially exchangeable for 13.4580 shares of common stock of HSNi. We refer to these shares for which each Debenture in the original principal amount of $1,000 may be exchanged as the "Reference Shares" attributable to such Debenture, and to the issuer of Reference Shares as the "Reference Company."
Each Debenture is exchangeable at the option of the holder (1) during any calendar quarter (and only during such quarter) after the calendar quarter ending March 31, 2014, if the product of (x) the closing price of the Reference Shares attributable to a Debenture for at least 20 days of a 30 trading day period ending on the last trading day of the quarter immediately preceding the exchange and (y) the number of such Reference Shares attributable to the Debenture, exceeds 130% of the adjusted principal amount of the Debenture on the last day of such preceding quarter; (2) from and after March 31, 2014, during the five consecutive trading day period following any five consecutive trading day period in which the trading price per Debenture for each such day was less than 98% of the product of (x) the closing price of the Reference Shares attributable to a Debenture on such trading day and (y) the number of such Reference Shares attributable to such Debenture; (3) during certain periods if Liberty LLC calls the

Debentures for redemption or if an event constituting a fundamental change occurs; (4) on or after July 7, 2016, through the close of business on the second scheduled trading day immediately preceding October 5, 2016; and (5) on or after July 2, 2043, through the close of business on the second scheduled trading day immediately preceding the maturity date of the Debentures. Upon exchange, holders of Debentures will be entitled to receive the Reference Shares attributable to such Debenture or, at the election of Liberty LLC, cash or a combination of Reference Shares and cash having a value equal to such Reference Shares. For purposes of the Debentures, Liberty LLC is currently being treated as an affiliate of HSNi under the Securities Act. Therefore, for as long as Liberty LLC is treated as an affiliate of HSNi for purposes of the Debentures, any reference shares consisting of HSNi common stock (or common stock of any other Reference Company of which Liberty LLC is treated as an affiliate for purposes of the Debentures) delivered by Liberty LLC upon exchange or purchase of a Debenture will be "restricted securities" under the Securities Act and subject to restrictions on transfer. Liberty LLC may deliver Reference Shares upon exchange or purchase of the Debentures only if (1) permitted under certain contractual arrangements between the Company and HSNi and (2) such Reference Shares would be freely transferable by the holders of the Reference Shares (other than by affiliates of HSNi) under the Securities Act, or if not freely transferable, there is at that time an effective registration statement under a registration rights agreement that Liberty LLC has with HSNi (or such other Reference Company) pursuant to which the recipients of such Reference Shares may sell those shares in a registered transaction under the Securities Act.
Additional Distributions
Liberty LLC will make an additional distribution on each Debenture if the Reference Company makes a distribution of cash (an “Excess Regular Cash Dividend”) in excess of the regular quarterly cash dividend of $0.18, currently paid by the Reference Company, securities (other than publicly traded common equity securities) or other property with respect to the Reference Shares. This amount will be adjusted for changes in any Reference Shares or Reference Companies. The additional distribution will be payable in cash and will equal, for each Debenture, the amount of cash so distributed (in the case of a cash distribution) or the value of any securities (other than publicly traded common equity securities) or other property so distributed that corresponds to the Reference Shares attributable to such Debenture in each case, in excess of $0.18 per share. If any publicly traded common equity securities are distributed in respect of such Reference Shares, Liberty LLC will not make an additional distribution and those securities will instead become Reference Shares.
Adjusted Principal Amount
The principal amount of the Debentures will not be reduced by any amount we pay that corresponds to any Excess Regular Cash Dividends on the Reference Shares. The original principal amount of the Debentures will be reduced by the amount of all additional distributions that Liberty LLC makes to holders of the Debentures that are attributable to extraordinary distributions on or in respect of the Reference Shares. When we refer to an extraordinary distribution, we refer to any dividend or distribution by a Reference Company on its Reference Shares that is not a regular cash dividend or an Excess Regular Cash Dividend.
Optional Redemption
Liberty LLC may, at its option, redeem the Debentures, in whole or in part, on or after October 5, 2016 at any time, in each case at a redemption price, in cash, equal to the adjusted principal amount of the Debentures plus accrued and unpaid interest to the date of redemption plus any final period distribution. If Liberty LLC makes a partial redemption, Debentures in an aggregate original principal amount of at least $100 million must remain outstanding.
Purchase at the Option of the Holder
Holders may tender Debentures for purchase by Liberty LLC on October 5, 2016, at a purchase price equal to the adjusted principal amount plus accrued and unpaid interest to the purchase date plus any final period distribution. Liberty LLC may pay the purchase price, at its election, in cash or through delivery of Reference Shares (subject to the restrictions discussed previously under Exchangeability for Reference Shares) having a value equal to the purchase price or a combination of Reference Shares and cash.
Certain Covenants
The Indenture contains customary covenants with respect to (i) limitations on liens, (ii) limitations on sale and leaseback and (iii) limitations on certain merger, consolidation and similar transactions. These covenants are subject to a number of important exceptions and qualifications.

Press Release Regarding the Appearance of Mike George
On September 5, 2013, the Company issued a press release, attached as Exhibit 99.3 hereto, announcing that Mike George, President and CEO of QVC, Inc., will be presenting at the Goldman Sachs Twentieth Annual Global Retailing Conference, on September 10th at 8:50 a.m., Eastern Time at the Plaza Hotel, NY. During his presentation, Mr. George may make observations regarding the Company's financial performance and outlook.

The information in this Item 7.01 and the press releases attached hereto as Exhibits 99.1, 99.2 and 99.3 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Name
99.1	Press Release dated September 4, 2013 regarding the pricing.
99.2	Press Release dated September 9, 2013 regarding the closing.
99.3	Press Release dated September 5, 2013 regarding the appearance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated September 4, 2013 regarding the pricing.
99.2	Press Release dated September 9, 2013 regarding the closing.
99.3	Press Release dated September 5, 2013 regarding the appearance.